Exhibit 99.1

Chase Credit Card Master Trust

Excess Spread Analysis - April 2007

Series Deal Size Expected Maturity	2002-3 $1,500MM 6/15/2009	2002-5 $1,000MM 7/15/2007	2002-7 $750MM 11/15/2007	2003-2 $1,340MM 4/15/2008	2003-3 $1,425MM 7/15/2008	2003-4 $725MM 10/15/2013
Yield	17.05%	17.05%	17.05%	17.05%	17.05%	17.05%
Less: Coupon	5.53%	5.46%	5.51%	5.50%	5.48%	5.63%
Servicing Fee	1.50%	1.50%	1.50%	1.50%	1.50%	1.50%
Net Credit Losses	4.10%	4.10%	4.10%	4.10%	4.10%	4.10%
Excess Spread:
April-07	5.92%	5.99%	5.94%	5.95%	5.97%	5.82%
March-07	6.94%	7.01%	6.97%	6.98%	6.99%	6.85%
February-07	5.98%	6.06%	6.01%	6.02%	6.04%	5.89%
Three Month Average Excess Spread	6.28%	6.35%	6.31%	6.32%	6.33%	6.19%

Delinquency:
30 to 59 Days	0.90%	0.90%	0.90%	0.90%	0.90%	0.90%
60 to 89 Days	0.66%	0.66%	0.66%	0.66%	0.66%	0.66%
90+ Days	1.49%	1.49%	1.49%	1.49%	1.49%	1.49%
Total	3.05%	3.05%	3.05%	3.05%	3.05%	3.05%

Principal Payment Rate	17.57%	17.57%	17.57%	17.57%	17.57%	17.57%

Series Deal Size Expected Maturity	2003-5 $1,000MM 10/15/2008	2003-6 $2,000MM 11/15/2008	2004-2 $1,750MM 6/15/2007
Yield	17.05%	17.05%	17.05%
Less: Coupon	5.47%	5.46%	5.37%
Servicing Fee	1.50%	1.50%	1.50%
Net Credit Losses	4.10%	4.10%	4.10%
Excess Spread:
April-07	5.98%	5.99%	6.08%
March-07	7.00%	7.02%	7.11%
February-07	6.04%	6.06%	6.15%
Three Month Average Excess Spread	6.34%	6.36%	6.45%

Delinquency:
30 to 59 Days	0.90%	0.90%	0.90%
60 to 89 Days	0.66%	0.66%	0.66%
90+ Days	1.49%	1.49%	1.49%
Total	3.05%	3.05%	3.05%

Principal Payment Rate	17.57%	17.57%	17.57%